EXECUTION COPY

                   QUINCY'S REALTY, INC. RELEASE AND AGREEMENT
                                   MAY 1, 1998


Quincy's Realty, Inc.

      Reference is made to the following agreements for purposes of the releases and agreements set forth in the succeeding paragraphs hereof:

      a. Loan Agreement, dated as of November 1, 1990, between Spardee's Realty, Inc. ("Spardee's"), as borrower, and Secured Restaurants Trust (the "Issuer"), in the original principal amount of One Hundred Thirty Million Dollars ($130,000,000) (as amended to date, and assigned to and assumed by Quincy's (as defined herein) pursuant to an Assignment and Assumption Agreement dated as of April 1, 1998, the "Spardee's Loan Agreement"); and

      b. Loan Agreement, dated as of November 1, 1990, between Quincy's Realty, Inc. ("Quincy's"), as borrower and Issuer, in the original principal amount of Ninety-Five Million Dollars ($95,000,000) (as amended to date, the "Quincy's Loan Agreement") (collectively, the Spardee's Loan Agreement and the Quincy's Loan Agreement, hereinafter the "Loan Agreements,") and collectively, the Loan Agreements, certain other agreements and instruments relating to the Loan Agreements and the other agreements, instruments and certificates executed as of the date hereof pursuant to the Letter Agreement (as defined below) (the "Documents"). Unless otherwise defined herein, the terms defined in each of the Documents shall be used herein as therein defined.

      Pursuant to the Stock Purchase Agreement dated as of February 18, 1998 among Advantica Restaurant Group, Inc. ("Advantica"), Spartan Holdings, Inc. ("Spartan"), Flagstar Enterprises, Inc. ("FEI") and CKE Restaurants, Inc. (the "Purchase Agreement"), Spartan has, as of April 1, 1998, sold to CKE Restaurants, Inc. ("Buyer") the following direct and indirect subsidiaries of
Spartan: FEI and Spardee's (collectively, the "FEI Subsidiaries"), by means of a sale of the stock of FEI (the "FEI Stock Sale"). Under the provisions of the Purchase Agreement, Advantica and Spartan were required, as applicable, to deliver to Buyer evidence of the release of the FEI Subsidiaries and their assets and the outstanding stock of Spardee's (the "Spardee's Stock") from any obligations and liens relating to the Documents.

      Concurrently with the closing of the FEI Stock Sale (the "Closing") and in order to effect the release of certain obligations and liens relating to the Documents in connection therewith, Advantica, Spartan, Spardee's and Quincy's, together with the other requisite parties to the Documents, effected a defeasance of the Mortgage Notes underlying the Loan Agreements in accordance with the terms of such Loan Agreements (and certain waivers, consents, and directions from the Controlling Party provided pursuant to the terms and provisions of the Documents) (the "Defeasance Transaction"). As a result of the Defeasance Transaction, among other things, FEI and Spardee's and their assets and the Spardee's Stock

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were released from any obligations and liens relating to the Documents, and the other Collateral under the Collateral Assignment Agreement (other than the Borrower Collateral (as defined in the Second Amendments to Loan Agreement)) was released from any lien, security interest or encumbrance, charge or other claim of any kind, character or nature whatsoever securing, arising out of or in any way connected with or relating to the Documents. In connection with the FEI Stock Sale, Spardee's assigned all of its rights and obligations under the Spardee's Loan Agreement and the Mortgage Notes thereunder, along with other rights, obligations and interests under any related loan documents, including all cash and Defeasance Eligible Investments already on deposit with the Collateral Agent to Quincy's.

      In order to effect the releases and terminations contemplated by that certain letter agreement dated April 1, 1998 among Advantica, Quincy's Restaurants, Inc., Quincy's and Financial Security Assurance Inc. ("FSA") (the "Letter Agreement"), Quincy's has assigned all of its rights and obligations under each of the Loan Agreements and the Mortgage Notes thereunder, along with other rights, obligations and interests under any related loan documents, and all right, title and interest in, to and under all cash and Defeasance Eligible Investments and proceeds thereof to I.M. Special, Inc. ("Special") (the "Assignment").

      In connection and compliance with the Letter Agreement, the undersigned hereby after giving effect to the Assignment:

      (a) release, acquit and discharge the outstanding stock of Quincy's (the "Quincy's Stock"), and all property or assets of Quincy's from any lien, security interest, encumbrance, charge or other claim of any kind, character or nature whatsoever which the undersigned may now or hereafter have on, or relating to the Quincy's Stock, or any such property or assets, securing, arising out of or in any way connected with or relating to the Documents or any obligation, indebtedness or liability (including under the Mortgage Notes and any guaranty and contingent liabilities) created thereunder or related thereto, and

      (b) release, acquit and discharge Quincy's from any and all claims, actions, causes of action, indebtedness, liabilities, contracts, obligations, agreements, promises, representations, demands, losses, costs and expenses of any kind, character or nature whatsoever, which the undersigned may now have or claim to have, or may hereafter have or claim to have, against Quincy's arising in any way out of, incurred in connection with, or in any way related to, the Documents or any obligations, indebtedness or liabilities (including under the Mortgage Notes and any guaranty and contingent liabilities) created thereunder or related thereto. By their execution of this Release and Agreement, Secured Restaurants Trust, The Bank of New York, as Trustee and Collateral Agent, and FSA hereby further acknowledge the release hereby of all obligations and liens against Quincy's and the properties and assets of Quincy's for purposes of the Collateral Assignment Agreement.

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

      Accompanying this Release and Agreement are releases of all Uniform Commercial Code financing statements and other release documents filed against Quincy's relating to the Documents. Upon request, the undersigned will, execute and deliver to you any additional UCC-3 releases and other documents as may be reasonably necessary to evidence the releases and other transactions referenced or contemplated in connection herewith.

      This document may be executed in one or more counterparts.

                                        Sincerely yours,


                                        SECURED RESTAURANTS TRUST

                                        By:   WILMINGTON TRUST COMPANY,
                                              as Issuer Trustee

                                        By:___________________________


                                        Title:_________________________



                                        FINANCIAL SECURITY ASSURANCE INC.


                                        By:______________________________


                                        Title:    Managing Director
                                               ---------------------------



                                        THE BANK OF NEW YORK, as Trustee and
                                        Collateral Agent


                                        By:____________________________

                                        Title:_________________________

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